UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2004

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 1.01.              Entry Into a Material Definitive Agreement.

                                On December 14, 2004, Wave Systems Corp. (“Wave”) and Envoy Data Corporation (“Envoy”) amended the Authorized Distributor Agreement, dated as of June 29, 2004 (the “Agreement”). The amendment to the Agreement makes Wave’s EMBASSY® Trust Suite Enterprise Security, Dell Edition 1.0 software (the “Software”) available for distribution to Dell Inc. (“Dell”) by Envoy. The Software will then be an option for purchase with Dell personal computers enabled with security hardware at a retail price of $19.99. Pursuant to the amendment to the Agreement, Wave will receive the remaining portion of the $19.99 retail price after deducting distribution costs. The amendment to the Agreement does not provide for any minimum or maximum guaranteed quantities.

Item 9.01.              Financial Statements and Exhibits.

                                                                Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Dated: December 14, 2004		Chief Executive Officer